As filed with the Securities and Exchange Commission on April 14, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XTO Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2347769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

810 Houston Street

Fort Worth, Texas 76102

(817) 885-2800

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Frank G. McDonald

810 Houston Street

Fort Worth, Texas 76102

(817) 885-2800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

F. Richard Bernasek, Esq.

Kelly, Hart & Hallman, P.C.

201 Main Street, Suite 2500

Fort Worth, Texas 76102

(817) 332-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    No. 333-71762

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Common Stock, par value $0.01 per share	$50,000,000	$4,045

(1)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(o).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement relates to the registrant’s prior registration statement (Registration No. 333-71762) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $50,000,000 in securities.

The registrant incorporates by reference into this Registration Statement the contents, including exhibits, of the prior Registration Statement No. 333-71762, which was filed with the Securities and Exchange Commission on October 17, 2001.

Item 16.    Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelly, Hart & Hallman, P.C.

23.1	Consent of KPMG LLP

23.2	Consent of Arthur Andersen LLP (omitted in reliance upon Rule 137a)

23.3	Consent of Miller and Lents, Ltd.

23.4	Consent of Kelly, Hart & Hallman, P.C. (set forth in their opinion filed as Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of Amendment No. 1 to the prior Registration Statement No. 333-71762)

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 14th day of April, 2003.

XTO ENERGY INC.

By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Dated

/s/ Bob R. Simpson* Bob R. Simpson	Director and Chairman of the Board (Principal Executive Officer)	April 14, 2003

/s/ Steffen E. Palko* Steffen E. Palko	Director, Vice Chairman of the Board and President (Principal Executive Officer)	April 14, 2003

/s/ W. H. Adams III* W. H. Adams III	Director	April 14, 2003

/s/ J. Luther King, Jr.* J. Luther King, Jr.	Director	April 14, 2003

/s/ Jack P. Randall* Jack P. Randall	Director	April 14, 2003

/s/ Scott G. Sherman* Scott G. Sherman	Director	April 14, 2003

/s/ Herbert D. Simons* Herbert D. Simons	Director	April 14, 2003

/s/ Louis G. Baldwin* Louis G. Baldwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 14, 2003

/s/ Bennie G. Kniffen Bennie G. Kniffen	Senior Vice President and Controller (Principal Accounting Officer)	April 14, 2003

*By:     /s/   Bennie G. Kniffen

Bennie G. Kniffen

Attorney-in-Fact

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